SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report: October 30, 1997
---------------------------------
(Date of earliest event reported)


                          Morgan Stanley Capital I Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                   333-26667               13-3291626
-------------------------   ------------------------   -------------------------

      (State or Other               (Commission           (I.R.S. Employer
      Jurisdiction of              File Number)          Identification No.)
       Incorporation)



                       1585 Broadway, New York, N.Y. 10036
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 296-7000

Item 5.     Other Events.

     Attached is the Pooling and Servicing Agreement (as defined below) for the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1997-XL1 (the "Certificates"). On October 17, 1997, Morgan Stanley Capital I Inc. (the "Company") caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of October 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Company, as seller, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, LaSalle National Bank, as trustee, and ABN AMRO BANK N.V., as fiscal agent, of the Certificates, issued in fourteen classes. The Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E and Class F Certificates (the "Publicly Offered Certificates"), with an aggregate principal balance as of October 1, 1997 of $705,485,000, were sold to Morgan Stanley & Co. Incorporated ("MS&Co.") pursuant to an Underwriting Agreement, dated October 9, 1997, by and between MS&Co., as underwriter, and the Company.

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.



Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

       Exhibit 4   Pooling and Servicing Agreement

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                                              MORGAN STANLEY CAPITAL I INC.


                                              By:    /s/ James E. Flaum
                                                 -------------------------------
                                                 Name:   James E. Flaum
                                                 Title:  Vice President

Date:  Octtober 30, 1997

                                  Exhibit Index


Item 601(a) of
Regulation S-K
Exhibit No.             Description

     4                  Pooling and Servicing Agreement